UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/22/2008

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 800
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)         Effective August 22, 2008, Ernst & Young LLP ("Ernst & Young") was dismissed as the Company's principal independent accountant engaged to audit the Company's financial statements. This decision was approved by both the Company's Audit Committee and full Board of Directors.

             Neither of Ernst & Young's reports on the financial statements of the Company for the last two fiscal years contain an adverse opinion or a disclaimer of opinion, and neither are qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

(b)         Effective August 22, 2008, PricewaterhouseCoopers LLP was engaged as the Company's principle independent accountant to audit the Company's financial statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: August 27, 2008	By:	/s/ Shawn D. Hall
Shawn D. Hall
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-16.	Letter to Security and Exchange Commission